Exhibit 10.22

AMENDMENT NO. 1 TO SERVICE AGREEMENT

THIS AMENDMENT NO. 1 TO SERVICES AGREEMENT (the “Amendment”), effective December 31, 2015, is by and between RAMACO, LLC, a Delaware limited liability company (“Service Provider”), and RAMACO DEVELOPMENT, LLC, a Delaware limited liability company (the “Customer”).

Recitals

WHEREAS, the foregoing parties entered into that certain Services Agreement dated August 20, 2015 (the “Agreement”); and

WHEREAS, the foregoing parties desire to modify certain terms of the Agreement pursuant to this Amendment.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to the following:

1. Fees and Expenses. Section 4 of the Agreement is hereby deleted in its entirety, and replaced with the following paragraph:

4. Fees and Expenses. In exchange for use of the Office and Services, Customer shall pay to Service Provider a fee of THIRTY-SEVEN THOUSAND FIVE HUNDRED AND 00/100 DOLLARS ($37,500.00) every six months (“Rentals”); provided, however, the first payment of Rentals (the “Initial Payment”) shall not be due and payable by Customer to Service Provider until July 1, 2016 at which time Customer shall pay Service Provider a sum equal to SIXTY-TWO THOUSAND FIVE HUNDRED AND 00/100 DOLLARS ($62,500.00). After the Initial Payment, Customer shall pay Rentals in arrears for each previous six month period on January 1 and July 1 of each calendar year until this Agreement is terminated.

2. No Other Modifications. All other terms and conditions of the Lease shall continue to remain in full force and effect, notwithstanding this Amendment.

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IN WITNESS WHEREOF, the parties acknowledge their agreement to the foregoing Amendment by causing their duly authorized representatives to sign below:

RAMACO, LLC, a Delaware limited liability company

By:	/s/ Randall W. Atkins
Name:	Randall W. Atkins
Its:	Authorized Agent

RAMACO RESOURCES, LLC, a Delaware limited liability company

By:	/s/ Michael D. Bauersachs
Name:	Michael D. Bauersachs
Its:	Authorized Agent